Exhibit 99.1
Okta Announces Second Quarter Fiscal Year 2027 Financial Results
•Q2 revenue grew 11% and subscription revenue grew 12% year-over-year
•Remaining performance obligations (RPO) grew 17% year-over-year; current remaining performance obligations (cRPO) grew 14% year-over-year
•Operating cash flow of $234 million and free cash flow of $227 million
SAN FRANCISCO – August 26, 2026 – Okta, Inc. (Nasdaq: OKTA), the leading independent identity provider, today announced financial results for its second quarter ended July 31, 2026.
“As AI agents transform every layer of technology, every agent needs a trusted identity and clear controls over what it can access and do,” said Todd McKinnon, Chief Executive Officer and co-founder of Okta. “As the leading independent and neutral identity provider, Okta helps organizations discover agents, secure their connections, govern their actions, and respond when something goes wrong, giving them the flexibility and control they need to deploy agents safely and at scale.”
“Our Q2 performance was highlighted by accelerating cRPO, success with our largest customers, and strong profitability and cash flow,” said Brett Tighe, Chief Financial Officer of Okta. “Steady momentum from core Okta workforce and customer identity drove ACV acceleration in both businesses. Top-line growth also benefited from strong contributions from our portfolio of new products, led by Okta Identity Governance.”
Second Quarter Fiscal 2027 Financial Highlights:
•Revenue: Total revenue was $805 million, an increase of 11% year-over-year. Subscription revenue was $793 million, an increase of 12% year-over-year.
•RPO: RPO, or subscription backlog, was $4.858 billion, an increase of 17% year-over-year. cRPO, which represents subscription backlog expected to be recognized over the next 12 months, was $2.585 billion, up 14% compared to the second quarter of fiscal 2026.
•GAAP Operating Income: GAAP operating income was $107 million, or 13% of total revenue, compared to GAAP operating income of $41 million, or 6% of total revenue, in the second quarter of fiscal 2026.
•Non-GAAP Operating Income: Non-GAAP operating income was $226 million, or 28% of total revenue, compared to a non-GAAP operating income of $202 million, or 28% of total revenue, in the second quarter of fiscal 2026.
•GAAP Net Income: GAAP net income was $116 million, compared to GAAP net income of $67 million in the second quarter of fiscal 2026. GAAP basic and diluted net income per share were $0.67 and $0.65, respectively, compared to a GAAP basic and diluted net income per share of $0.38 and $0.37, respectively, in the second quarter of fiscal 2026.
•Non-GAAP Net Income: Non-GAAP net income was $194 million, compared to non-GAAP net income of $169 million in the second quarter of fiscal 2026. Non-GAAP diluted net income per share was $1.05, compared to non-GAAP diluted net income per share of $0.91 in the second quarter of fiscal 2026.
•Cash Flow: Net cash provided by operations was $234 million, or 29% of total revenue, compared to net cash provided by operations of $167 million, or 23% of total revenue, in the second quarter of fiscal 2026. Free cash flow was $227 million, or 28% of total revenue, compared to $162 million, or 22% of total revenue, in the second quarter of fiscal 2026.

•Cash, cash equivalents, and short-term investments were $2.299 billion at July 31, 2026. During the quarter, the Company settled the remaining principal amount of the 2026 Notes for $350 million in cash.
The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures, and reconciliations between GAAP and non-GAAP information are contained in the tables below.
Financial Outlook:
For Q3 and FY27 we continue to take a prudent approach to forward guidance.
For the third quarter of fiscal 2027, the Company expects:
•Total revenue of $813 million to $817 million, representing a growth rate of 10% year-over-year;
•Current RPO of $2.590 billion to $2.600 billion, representing a growth rate of 11% to 12% year-over-year;
•Non-GAAP operating income of $196 million to $200 million, which yields a non-GAAP operating margin of 24% to 25%;
•Non-GAAP diluted net income per share of $0.92 to $0.94, assuming diluted weighted-average shares outstanding of approximately 184 million and a non-GAAP tax rate of 21%; and
•Non-GAAP free cash flow of $175 million to $185 million, yielding a free cash flow margin of 21% to 23%.

For the full year fiscal 2027, the Company now expects:
•Total revenue of $3.216 billion to $3.226 billion, representing a growth rate of 10% to 11% year-over-year;
◦Reflected in the revenue guidance is an approximately one percentage point impact to total revenue growth resulting from our decision to accelerate the shift of professional services business to our partners. This change is expected to create a headwind to professional services revenue.
•Non-GAAP operating income of $830 million to $840 million, which yields a non-GAAP operating margin of 26%;
•Non-GAAP diluted net income per share of $3.90 to $3.94, assuming diluted weighted-average shares outstanding of approximately 184 million and a non-GAAP tax rate of 21%; and
•Non-GAAP free cash flow of $910 million to $930 million, which yields a free cash flow margin of 28% to 29%.
◦Reflected in the free cash flow guidance is an approximately one percentage point impact related to lower interest income due to the combined impact from the stock repurchase program and our settlement of the 2026 Notes in cash.
These statements are forward-looking and actual results may differ materially. Refer to the "Forward-Looking Statements" safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Okta has not reconciled its forward-looking non-GAAP financial measures to their most directly comparable GAAP measures because certain items are out of Okta’s control or cannot be reasonably predicted. Accordingly, reconciliations for forward-looking non-GAAP financial measures are not available without unreasonable effort.

Webcast Information:
Okta will host a live video webcast at 2:00 p.m. Pacific Time on August 26, 2026 to discuss the results and outlook. The prepared remarks and the news release with the financial results will be accessible from the Company’s website at investor.okta.com prior to the webcast. The live video webcast will be accessible from the Okta investor relations website at investor.okta.com. A replay will be available on the Okta investor relations website following the completion of the event.

Supplemental Financial and Other Information:
Supplemental financial and other information can be accessed through the Company’s investor relations website at investor.okta.com. Okta uses its investor.okta.com website and okta.com/blog websites (including the Security Blog, Okta Developer Blog and Auth0 Developer Blog) as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations and okta.com/blog websites in addition to following our press releases, SEC filings and public conference calls and webcasts.

Non-GAAP Financial Measures:
This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net margin, non-GAAP diluted net income per share, non-GAAP tax rate, free cash flow and free cash flow margin. Certain of these non-GAAP financial measures exclude stock-based compensation, non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, restructuring costs related to severance and termination benefits and lease impairments in connection with the closing of certain leased facilities, certain non-ordinary course legal settlements and related expenses, amortization of debt issuance costs and gain on early extinguishment of debt. Acquisition and integration-related expenses include transaction costs and other non-recurring incremental costs incurred through the one-year anniversary of the transaction close.
Stock-based compensation is non-cash in nature and is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of our employees and executives, the expense for the fair value of the stock-based instruments we use may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. We believe excluding stock-based compensation provides meaningful supplemental information regarding the long-term performance of our core business and facilitates comparison of our results to those of peer companies.
We also exclude non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, restructuring costs related to severance and termination benefits and lease impairments in connection with the closing of certain leased facilities, certain non-ordinary course legal settlements and related expenses, amortization of debt issuance costs and gain on early extinguishment of debt from the applicable non-GAAP financial measures because these adjustments are considered by management to be outside of our core operating results.

In addition to these exclusions, we subtract an assumed provision for income taxes to calculate non-GAAP net income. Effective February 1, 2026, the beginning of our first quarter of fiscal 2027, we are using a fixed long-term projected non-GAAP tax rate of 21% in our computation of the non-GAAP income tax provision. Through fiscal 2026 we used a tax rate of 26%. The non-GAAP tax rate is subject to change for a variety of reasons, including changes in tax laws and regulations, significant changes in our geographic earnings mix, or other changes to our strategy or business operations. We will periodically reevaluate the projected long-term tax rate, as necessary, for significant events based on our ongoing analysis of relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.
We define free cash flow, a non-GAAP financial measure, as net cash provided by operating activities, less cash used for purchases of property and equipment, net of sales proceeds, and capitalized software. Free cash flow margin is calculated as free cash flow divided by total revenue. We use free cash flow as a measure of financial progress in our business, as it balances operating results, cash management, and capital efficiency. We believe information regarding free cash flow provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to fund ongoing operations, and to fund other capital expenditures. Free cash flow can be volatile and is sensitive to many factors, including changes in working capital and timing of capital expenditures. Working capital at any specific point in time is subject to many variables, including seasonality, the discretionary timing of expense payments, discounts offered by vendors, vendor payment terms, and fluctuations in foreign exchange rates.
We periodically reassess the components of our non-GAAP adjustments for changes in how we evaluate our performance and changes in how we make financial and operational decisions, and consider the use of these measures by our competitors and peers to ensure the adjustments remain relevant and meaningful.
Okta believes that non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.
The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by the Company's management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.
Okta encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Forward-Looking Statements: This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, business strategy and plans, market trends, opportunities and positioning. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," "shall" and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. For example, adverse macroeconomic conditions could reduce demand for our solutions; we and our third-party service providers could experience additional cybersecurity incidents; we may be unable to manage or sustain our revenue growth and profitability; we may fail to keep pace with technological change; our financial resources may be insufficient to effectively compete in our market; we may be unable to attract new customers, or retain or sell additional solutions to existing customers; we may fail to maintain strategic partnerships to promote or enhance our solutions; we may experience challenges expanding our existing marketing and sales capabilities, including further specializing our go-to-market organization; our customer growth could further decelerate; interruptions or performance problems could adversely impact our technology; and we and our third-party service providers could fail to fully comply with applicable privacy and security requirements. Further information on potential factors that could affect our financial results is included in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent our views only as of the date of this press release and we assume no obligation and do not intend to update these forward-looking statements.

About Okta
Okta, Inc. is The World’s Identity Company™. We secure AI, machine, and human identity so everyone is free to safely use any technology. Our workforce and customer solutions empower businesses and developers to protect their AI agents, users, employees, and partners while driving security, efficiencies, and innovation. Learn why the world’s leading brands trust Okta for authentication, authorization, and more at okta.com.

Investor Contact:
Dave Gennarelli
investor@okta.com

Media Contact:
Eddie McGraw
press@okta.com

OKTA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, shares in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Revenue:
Subscription	$793	$711	$1,543	$1,384
Professional services and other	12	17	27	32
Total revenue	805	728	1,570	1,416
Cost of revenue:
Subscription(1)	145	147	295	283
Professional services and other(1)	19	21	39	40
Total cost of revenue	164	168	334	323
Gross profit	641	560	1,236	1,093
Operating expenses:
Research and development(1)	163	160	326	314
Sales and marketing(1)	273	246	551	483
General and administrative(1)	98	113	196	216
Total operating expenses	534	519	1,073	1,013
Operating income	107	41	163	80
Interest expense	—	(1)	(1)	(2)
Interest income and other, net	19	27	42	57
Interest and other, net	19	26	41	55
Income before provision for income taxes	126	67	204	135
Provision for income taxes	10	—	14	6
Net income	$116	$67	$190	$129
.
Net income per share, basic	$0.67	$0.38	$1.09	$0.74
Net income per share, diluted	$0.65	$0.37	$1.07	$0.72
.
Weighted-average shares used to compute net income per share, basic	174,298	175,460	175,198	174,827
Weighted-average shares used to compute net income per share, diluted	178,808	180,966	178,233	181,356

(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Cost of subscription revenue	$15	$21	$31	$38
Cost of professional services and other	1	2	3	5
Research and development	36	51	77	98
Sales and marketing	32	35	61	67
General and administrative	30	35	59	64
Total stock-based compensation expense	$114	$144	$231	$272

OKTA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions)
(unaudited)

	July 31,	January 31,
	2026	2026
Assets
Current assets:
Cash and cash equivalents	$763	$858
Short-term investments	1,536	1,695
Accounts receivable, net	469	687
Deferred commissions	173	171
Prepaid expenses and other current assets	148	233
Total current assets	3,089	3,644
Property and equipment, net	33	38
Operating lease right-of-use assets	53	65
Deferred commissions, noncurrent	331	332
Intangible assets, net	80	91
Goodwill	5,487	5,487
Other assets	65	53
Total assets	$9,138	$9,710
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$10	$12
Accrued expenses and other current liabilities	106	104
Accrued compensation	158	213
Convertible senior notes, net	—	350
Deferred revenue	1,751	1,875
Total current liabilities	2,025	2,554
Operating lease liabilities, noncurrent	53	72
Deferred revenue, noncurrent	30	30
Other liabilities, noncurrent	57	55
Total liabilities	2,165	2,711

Stockholders’ equity:
Preferred stock	—	—
Class A common stock	—	—
Class B common stock	—	—
Additional paid-in capital	9,348	9,553
Accumulated other comprehensive income	2	13
Accumulated deficit	(2,377)	(2,567)
Total stockholders’ equity	6,973	6,999
Total liabilities and stockholders' equity	$9,138	$9,710

OKTA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
(unaudited)

	Six Months Ended July 31,
	2026	2025
Cash flows from operating activities:
Net income	$190	$129
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	231	272
Depreciation and amortization	37	48
Amortization of deferred commissions	92	76
Deferred income taxes	—	3
Other, net	4	4
Changes in operating assets and liabilities:
Accounts receivable	217	201
Deferred commissions	(96)	(80)
Prepaid expenses and other assets	17	(9)
Operating lease right-of-use assets	10	9
Accounts payable	(1)	(2)
Accrued compensation	(56)	(75)
Accrued expenses and other liabilities	7	(11)
Operating lease liabilities	(17)	(14)
Deferred revenue	(124)	(143)
Net cash provided by operating activities	511	408
Cash flows from investing activities:
Capitalized software	(11)	(5)
Purchases of property and equipment	(2)	(3)
Purchases of securities available-for-sale and other	(1,033)	(720)
Proceeds from maturities and redemption of securities available-for-sale	1,157	848
Proceeds from sales of securities available-for-sale and other	84	1
Purchases of intangible assets	(2)	—
Payments for business acquisitions, net of cash acquired	—	(3)
Net cash provided by investing activities	193	118
Cash flows from financing activities:
Payments upon maturity of convertible senior notes	(350)	—
Taxes paid related to net share settlement of equity awards	(100)	(102)
Proceeds from settlement of capped calls related to convertible senior notes	—	2
Repurchases of common stock	(372)	—
Proceeds from stock option exercises	4	10
Proceeds from shares issued in connection with employee stock purchase plan	24	23
Net cash used in financing activities	(794)	(67)
Effects of changes in foreign currency exchange rates on cash, cash equivalents and restricted cash	(5)	10
Net increase (decrease) in cash, cash equivalents and restricted cash	(95)	469
Cash, cash equivalents and restricted cash at beginning of period	864	415
Cash, cash equivalents and restricted cash at end of period	$769	$884

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Data
(dollars in millions, shares in thousands, except per share data)
(unaudited)

Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, adjusted for stock-based compensation expense included in cost of revenue, amortization of acquired intangibles and acquisition and integration-related expenses.

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Gross profit	$641	$560	$1,236	$1,093
Add:
Stock-based compensation expense included in cost of revenue	16	23	34	43
Amortization of acquired intangibles	3	11	14	21
Non-GAAP gross profit	$660	$594	$1,284	$1,157
Gross margin	80%	77%	79%	77%
Non-GAAP gross margin	82%	82%	82%	82%
Non-GAAP Operating Income and Non-GAAP Operating Margin
We define non-GAAP operating income and non-GAAP operating margin as GAAP operating income and GAAP operating margin, adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, restructuring costs related to severance and termination benefits and lease impairments in connection with the closing of certain leased facilities and certain non-ordinary course legal settlements and related expenses.

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Operating income	$107	$41	$163	$80
Add:
Stock-based compensation expense	114	144	231	272
Amortization of acquired intangibles	3	17	21	34
Acquisition and integration-related expenses	2	—	2	—
Non-GAAP operating income	$226	$202	$417	$386
Operating margin	13%	6%	10%	6%
Non-GAAP operating margin	28%	28%	27%	27%

Non-GAAP Net Income, Non-GAAP Net Margin and Non-GAAP Diluted Net Income Per Share
We define non-GAAP net income and non-GAAP net margin as GAAP net income and GAAP net margin, adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, amortization of debt issuance costs, gain on early extinguishment of debt, restructuring costs related to severance and termination benefits and lease impairments in connection with the closing of certain leased facilities and certain non-ordinary course legal settlements and related expenses. In addition, we subtract an assumed provision for income taxes to calculate non-GAAP net income. Effective February 1, 2026, the beginning of our first quarter of fiscal 2027, we are using a fixed long-term projected non-GAAP tax rate of 21% in our computation of the non-GAAP income tax provision. Through fiscal 2026 we used a tax rate of 26%.
We define non-GAAP diluted net income per share, as non-GAAP net income divided by GAAP weighted-average shares used to compute net income per share, basic, adjusted for the potentially dilutive effect of (i) employee equity incentive plans, excluding the impact of unrecognized stock-based compensation expense, and (ii) convertible senior notes outstanding. In addition, non-GAAP net income per share, diluted, includes the impact of our capped call agreements on convertible senior notes outstanding. The capped call agreements are intended to offset potential dilution to our Class A common stock upon any conversion or settlement of the convertible senior notes under certain circumstances. Accordingly, we did not record any adjustments for the potential impact of the convertible senior notes outstanding under the if-converted method.

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Net income	$116	$67	$190	$129
Add:
Stock-based compensation expense	114	144	231	272
Amortization of acquired intangibles	3	17	21	34
Acquisition and integration-related expenses	2	—	2	—
Amortization of debt issuance costs	—	—	—	1
Tax adjustment	(41)	(59)	(82)	(109)
Non-GAAP net income	$194	$169	$362	$327

Net margin	14%	9%	12%	9%
Non-GAAP net margin	24%	23%	23%	23%

Weighted-average shares used to compute net income per share, basic	174,298	175,460	175,198	174,827
Non-GAAP weighted-average effect of potentially dilutive securities	10,150	9,767	9,042	9,386
Non-GAAP weighted-average shares used to compute non-GAAP net income per share, diluted	184,448	185,227	184,240	184,213

Net income per share, diluted	$0.65	$0.37	$1.07	$0.72
Non-GAAP net income per share, diluted	$1.05	$0.91	$1.96	$1.77

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(dollars in millions)
(unaudited)

Free Cash Flow and Free Cash Flow Margin
We define free cash flow, a non-GAAP financial measure, as net cash provided by operating activities, less cash used for purchases of property and equipment, net of sales proceeds, and capitalized software. Free cash flow margin is calculated as free cash flow divided by total revenue.

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Net cash provided by operating activities	$234	$167	$511	$408
Less:
Purchases of property and equipment	(1)	(2)	(2)	(3)
Capitalized software	(6)	(3)	(11)	(5)
Free cash flow	$227	$162	$498	$400
Net cash provided by investing activities	$271	$238	$193	$118
Net cash used in financing activities	$(501)	$(22)	$(794)	$(67)
Operating cash flow margin	29%	23%	33%	29%
Free cash flow margin	28%	22%	32%	28%